Exhibit 99.1
Workday Announces Fiscal 2024 Fourth Quarter and Full Year Financial Results

Fiscal Fourth Quarter Total Revenues of $1.9 Billion, Up 17% Year Over Year
Subscription Revenues of $1.8 Billion, Up 18% Year Over Year

Fiscal Year 2024 Total Revenues of $7.3 Billion, Up 17% Year Over Year
Subscription Revenues of $6.6 Billion, Up 19% Year Over Year
Operating Cash Flows of $2.1 Billion, Up 30% Year Over Year

PLEASANTON, Calif., February 26, 2024 – Workday, Inc. (NASDAQ: WDAY), a leading provider of solutions to help organizations manage their people and money, today announced results for the fiscal 2024 fourth quarter and full year ended January 31, 2024.

Fiscal 2024 Fourth Quarter Results

•Total revenues were $1.9 billion, an increase of 17% from the fourth quarter of fiscal 2023. Subscription revenues were $1.8 billion, an increase of 18% from the same period last year.
•Operating income was $79 million, or 4.1% of revenues, compared to an operating loss of $89 million, or negative 5.4% of revenues, in the same period last year. Non-GAAP operating income for the fourth quarter was $461 million, or 23.9% of revenues, compared to a non-GAAP operating income of $305 million, or 18.5% of revenues, in the same period last year.1,2
•Basic and diluted net income per share was $4.52 and $4.42, respectively, compared to basic and diluted net loss per share of $0.49 in the fourth quarter of fiscal 2023. Non-GAAP basic and diluted net income per share was $1.60 and $1.57, respectively, compared to non-GAAP basic and diluted net income per share of $1.00 and $0.99, respectively, in the same period last year.2,3 GAAP basic and diluted net income per share benefited from the $1.1 billion release of our valuation allowance related to all U.S. federal and state deferred tax assets, excluding certain state tax credits, in the fourth quarter of fiscal 2024.

Fiscal Year 2024 Results

•Total revenues were $7.3 billion, an increase of 17% from fiscal 2023. Subscription revenues were $6.6 billion, an increase of 19% from the prior year.
•Operating income was $183 million, or 2.5% of revenues, compared to an operating loss of $222 million, or negative 3.6% of revenues, in fiscal 2023. Non-GAAP operating income was $1.7 billion, or 24.0% of revenues, compared to a non-GAAP operating income of $1.2 billion, or 19.5% of revenues, in the prior year.1,2
•Basic and diluted net income per share was $5.28 and $5.21, respectively, compared to basic and diluted net loss per share of $1.44 in fiscal 2023. Non-GAAP basic and diluted net income per share was $5.93 and $5.84, respectively, compared to non-GAAP basic and diluted net income per share of $3.73 and $3.64, respectively, in the prior year.2,3 As noted above, GAAP basic and diluted net income per share benefited from the $1.1 billion release of our valuation allowance related to all U.S. federal and state deferred tax assets, excluding certain state tax credits, in fiscal 2024.
•Total subscription revenue backlog was $20.9 billion, up 27% from the same period last year. 12-month subscription revenue backlog was $6.6 billion, and 24-month subscription revenue backlog was $11.7 billion, both increasing 20% year over year.
•Operating cash flows were $2.1 billion compared to $1.7 billion in the prior year. Free cash flows were $1.9 billion compared to $1.3 billion in the prior year.4
•Workday repurchased approximately 1.8 million shares of Class A common stock for $423 million as part of its share repurchase program.
•Cash, cash equivalents, and marketable securities were $7.8 billion as of January 31, 2024.

Comments on the News

“Workday’s results this quarter are a testament to the strength of our value proposition and the durability of our business,” said Carl Eschenbach, CEO, Workday. “We’re seeing continued momentum with full platform customer wins and expansions within our base, strengthening international performance, growth of our partner ecosystem, and the seamless execution of nearly 19,000 Workmates across the globe – all setting us up for an incredible fiscal year 2025.”

“Our relentless focus on innovation continues to fuel Workday’s success while helping to enable our customers to transform how they manage their two most important assets – their people and money,” said Aneel Bhusri, co-founder and executive chair, Workday. “As I step into my new role as executive chair, I look forward to working closely with Carl, the rest of our leadership team, and our product and technology organization to push the Workday platform to even greater heights and capitalize on the growth opportunity in front of us.”

“Our fourth quarter and full-year fiscal 2024 results reflect the momentum building across our key investment initiatives,” said Zane Rowe, CFO, Workday. “We are reiterating our fiscal year 2025 subscription revenue guidance of $7.725 billion to $7.775 billion, representing growth of 17% to 18%. We expect fiscal year 2025 non-GAAP operating margin of approximately 24.5%. Our outlook contemplates incremental investments to support enduring growth, while at the same time calls for continued margin expansion as we scale and optimize the business.”

Recent Highlights

•Workday officially named Carl Eschenbach CEO effective February 1, 2024. Aneel Bhusri remains integral to the organization as co-founder and executive chair.
•Workday announced it has entered into a definitive agreement to acquire HiredScore, a leading provider of AI-powered talent orchestration solutions.
•Workday announced that its Board of Directors approved a new share repurchase program, with a term of 18 months, to repurchase up to an additional $500 million of shares of its Class A common stock.
•Workday announced new full platform customers for Workday Financial Management and Workday Human Capital Management (HCM), including HHS, Randstad, UHS of Delaware, and VXI Global Solutions.
•Workday and Insperity announced an exclusive strategic partnership and plans to jointly develop, brand, market, and sell a preeminent full service HR solution for small and midsize businesses.
•Workday continued to build its global leadership bench, naming David Somers Chief Product Officer, Chikara Furuichi President of Japan, and Lynn Martin head of the Workday Federal business.
•Workday was named a Leader in the 2023 Gartner® Magic Quadrant™ for Financial Planning Software5 for the second time since the category’s inception last year.
•KLAS Research named Workday as Best in KLAS 2024 in enterprise resource planning (ERP) for the seventh consecutive year.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2024 fourth quarter and full year financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income and non-GAAP operating margin exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
2Operating margin and net income (loss) per share are calculated based upon the respective underlying, non-rounded data.

3Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
4Free cash flows are defined as net cash provided by (used in) operating activities minus total capital expenditures. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
5Gartner Magic Quadrant for Financial Planning Software, Regina Crowder, Matthew Mowrey, Vaughan D Archer, 5 December 2023.

Gartner Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

GARTNER is a registered trademark and service mark, and MAGIC QUADRANT is a registered trademark of Gartner, Inc., and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

About Workday

Workday is a leading enterprise platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2024 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with U.S. generally accepted accounting principles are included at the end of this press release following the accompanying financial tables. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “About Non-GAAP Financial Measures.” The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s planned acquisition of HiredScore, Workday’s partnership with Insperity and expected offerings, our intended share repurchases, Workday’s full-year fiscal 2025 subscription revenues and non-GAAP operating margin, growth and expansion, momentum, demand, strategy, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) privacy concerns and evolving domestic or foreign laws and regulations; (iv) the impact of continuing global economic and geopolitical volatility on our business, as well as on our customers, prospects, partners, and service providers; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) our reliance on our network of partners to drive additional growth of our revenues; (viii) the regulatory, economic, and political risks associated with our domestic and international operations; (ix) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (x) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xi) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies, including HiredScore; (xii) the risk that the HiredScore transaction may not be completed in a timely manner or at all; (xiii) negative effects of the announcement or consummation of the HiredScore transaction on Workday’s business operations, operating results, or share price; (xiv) delays or reductions in information technology spending; and (xv) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	As of January 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$2,012	$1,886
Marketable securities	5,801	4,235
Trade and other receivables, net	1,639	1,570
Deferred costs	232	191
Prepaid expenses and other current assets	255	226
Total current assets	9,939	8,108
Property and equipment, net	1,234	1,201
Operating lease right-of-use assets	289	249
Deferred costs, noncurrent	509	421
Acquisition-related intangible assets, net	233	306
Deferred tax assets	1,065	13
Goodwill	2,846	2,840
Other assets	337	348
Total assets	$16,452	$13,486
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$78	$154
Accrued expenses and other current liabilities	287	260
Accrued compensation	544	564
Unearned revenue	4,057	3,559
Operating lease liabilities	89	91
Total current liabilities	5,055	4,628
Debt, noncurrent	2,980	2,976
Unearned revenue, noncurrent	70	75
Operating lease liabilities, noncurrent	227	182
Other liabilities	38	40
Total liabilities	8,370	7,901
Stockholders’ equity:
Additional paid-in capital	10,400	8,829
Treasury stock	(608)	(185)
Accumulated other comprehensive income (loss)	21	53
Accumulated deficit	(1,731)	(3,112)
Total stockholders’ equity	8,082	5,585
Total liabilities and stockholders’ equity	$16,452	$13,486

Workday, Inc.
Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenues:
Subscription services	$1,760	$1,496	$6,603	$5,567
Professional services	162	150	656	649
Total revenues	1,922	1,646	7,259	6,216
Costs and expenses (1):
Costs of subscription services	272	274	1,031	1,011
Costs of professional services	189	180	740	704
Product development	635	615	2,464	2,271
Sales and marketing	558	490	2,139	1,848
General and administrative	189	176	702	604
Total costs and expenses	1,843	1,735	7,076	6,438
Operating income (loss)	79	(89)	183	(222)
Other income (expense), net	59	11	173	(38)
Income (loss) before provision for (benefit from) income taxes	138	(78)	356	(260)
Provision for (benefit from) income taxes	(1,050)	48	(1,025)	107
Net income (loss)	$1,188	$(126)	$1,381	$(367)
Net income (loss) per share, basic	$4.52	$(0.49)	$5.28	$(1.44)
Net income (loss) per share, diluted	$4.42	$(0.49)	$5.21	$(1.44)
Weighted-average shares used to compute net income (loss) per share, basic	263,102	257,322	261,344	254,819
Weighted-average shares used to compute net income (loss) per share, diluted	268,843	257,322	265,285	254,819

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Costs of subscription services	$31	$29	$120	$106
Costs of professional services	28	30	116	111
Product development	159	169	653	619
Sales and marketing	70	69	282	249
General and administrative	58	64	245	210
Total share-based compensation expenses	$346	$361	$1,416	$1,295

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$1,188	$(126)	$1,381	$(367)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	72	89	282	364
Share-based compensation expenses	346	361	1,416	1,295
Amortization of deferred costs	57	48	213	175
Non-cash lease expense	24	24	96	92
(Gains) losses on investments	3	11	19	31
Accretion of discounts on marketable debt securities, net	(38)	(26)	(149)	(42)
Deferred income taxes	(1,063)	—	(1,058)	4
Other	7	29	(17)	57
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(415)	(519)	(87)	(319)
Deferred costs	(159)	(129)	(342)	(293)
Prepaid expenses and other assets	(9)	17	69	(14)
Accounts payable	(9)	65	(72)	86
Accrued expenses and other liabilities	124	95	(95)	136
Unearned revenue	868	755	493	452
Net cash provided by (used in) operating activities	996	694	2,149	1,657
Cash flows from investing activities:
Purchases of marketable securities	(1,404)	(1,532)	(6,150)	(7,183)
Maturities of marketable securities	923	1,181	4,519	4,949
Sales of marketable securities	51	51	144	104
Owned real estate projects	(2)	(4)	(4)	(4)
Capital expenditures, excluding owned real estate projects	(46)	(73)	(228)	(360)
Business combinations, net of cash acquired	—	—	(8)	—
Purchase of other intangible assets	—	—	(10)	(1)
Purchases of non-marketable equity and other investments	(5)	(3)	(16)	(23)
Sales and maturities of non-marketable equity and other investments	2	—	2	12
Net cash provided by (used in) investing activities	(481)	(380)	(1,751)	(2,506)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	—	—	—	2,978
Repayments and extinguishment of debt	—	—	—	(1,844)
Payments for debt issuance costs	—	—	—	(7)
Repurchases of common stock	(139)	(75)	(423)	(75)
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	72	67	155	152
Net cash provided by (used in) financing activities	(67)	(8)	(268)	1,204
Effect of exchange rate changes	—	1	(1)	(1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	448	307	129	354
Cash, cash equivalents, and restricted cash at the beginning of period	1,576	1,588	1,895	1,541
Cash, cash equivalents, and restricted cash at the end of period	$2,024	$1,895	$2,024	$1,895

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of our GAAP to non-GAAP operating results are included in the following tables (in millions, except percentages and per share data; operating margin and net income (loss) per share are calculated based upon the respective underlying, non-rounded data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended January 31, 2024
	GAAP	Share-Based Compensation Expenses	Employer Payroll Tax-Related Items on Employee Stock Transactions	Amortization of Acquisition-Related Intangible Assets	Income Tax Effects (2)	Non-GAAP
Operating income (loss)	$79	$346	$20	$16	$—	$461
Operating margin	4.1%	18.0%	1.0%	0.8%	—%	23.9%
Net income (loss)	$1,188	$346	$20	$16	$(1,149)	$421
Net income (loss) per share, basic (1)	$4.52	$1.31	$0.07	$0.06	$(4.36)	$1.60
Net income (loss) per share, diluted (1)	$4.42	$1.29	$0.07	$0.06	$(4.27)	$1.57

	Three Months Ended January 31, 2023
	GAAP	Share-Based Compensation Expenses	Employer Payroll Tax-Related Items on Employee Stock Transactions	Amortization of Acquisition-Related Intangible Assets	Income Tax Effects (2)	Non-GAAP
Operating income (loss)	$(89)	$361	$12	$21	$—	$305
Operating margin	(5.4)%	21.9%	0.7%	1.3%	—%	18.5%
Net income (loss)	$(126)	$361	$12	$21	$(12)	$256
Net income (loss) per share, basic (1)	$(0.49)	$1.40	$0.05	$0.08	$(0.04)	$1.00
Net income (loss) per share, diluted (1)	$(0.49)	$1.40	$0.05	$0.08	$(0.05)	$0.99

	Year Ended January 31, 2024
	GAAP	Share-Based Compensation Expenses	Employer Payroll Tax-Related Items on Employee Stock Transactions	Amortization of Acquisition-Related Intangible Assets	Income Tax Effects (2)	Non-GAAP
Operating income (loss)	$183	$1,416	$66	$75	$—	$1,740
Operating margin	2.5%	19.5%	0.9%	1.1%	—%	24.0%
Net income (loss)	$1,381	$1,416	$66	$75	$(1,389)	$1,549
Net income (loss) per share, basic (1)	$5.28	$5.42	$0.25	$0.28	$(5.30)	$5.93
Net income (loss) per share, diluted (1)	$5.21	$5.34	$0.25	$0.28	$(5.24)	$5.84

	Year Ended January 31, 2023
	GAAP	Share-Based Compensation Expenses	Employer Payroll Tax-Related Items on Employee Stock Transactions	Amortization of Acquisition-Related Intangible Assets	Income Tax and Dilution Effects (2)	Non-GAAP
Operating income (loss)	$(222)	$1,295	$52	$85	$—	$1,210
Operating margin	(3.6)%	20.8%	0.9%	1.4%	—%	19.5%
Net income (loss)	$(367)	$1,295	$52	$85	$(116)	$949
Net income (loss) per share, basic (1)	$(1.44)	$5.08	$0.21	$0.33	$(0.45)	$3.73
Net income (loss) per share, diluted (1)	$(1.44)	$5.08	$0.21	$0.33	$(0.54)	$3.64

(1)For the three months ended January 31, 2024, GAAP and non-GAAP net income per share were both calculated based upon 263,102 basic and 268,843 diluted weighted-average shares of common stock.
For the three months ended January 31, 2023, GAAP net loss per share was calculated based upon 257,322 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share was calculated based upon 257,322 basic and 258,367 diluted weighted-average shares of common stock.
For the fiscal year ended January 31, 2024, GAAP and non-GAAP net income per share were both calculated based upon 261,344 basic and 265,285 diluted weighted-average shares of common stock.
For the fiscal year ended January 31, 2023, GAAP net loss per share was calculated based upon 254,819 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share was calculated based upon 254,819 basic and 261,641 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024 and 2023, the non-GAAP tax rate was 19%. For the year ended January 31, 2023, included in the per share amount was a dilution impact of $0.09 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Reconciliation of our GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$996	$694	$2,149	$1,657
Less: Total capital expenditures (1)	(48)	(77)	(232)	(364)
Free cash flows	$948	$617	$1,917	$1,293
(1)For the three months ended January 31, 2024, and 2023, total capital expenditures consisted of Capital expenditures, excluding owned real estate projects of $46 million and $73 million, respectively, and Owned real estate projects of $2 million and $4 million, respectively.
For the fiscal year ended January 31, 2024, and 2023, total capital expenditures consisted of Capital expenditures, excluding owned real estate projects of $228 million and $360 million, respectively, and Owned real estate projects of $4 million and $4 million, respectively.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats total capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expenses has on our operating results. Similar to share-based compensation expenses, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business.
•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, and amortization of acquisition-related intangible assets. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2025 and 2024, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by (used in) operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of the non-GAAP measures of non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) per share, and free cash flows have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Stacey Johnson, media@workday.com